Exhibit 10.6

McGrath RentCorp

Indemnification Agreement

This Indemnification Agreement (the “Agreement”) is entered into, effective as of
______________ between McGrath RentCorp, a California corporation, and ________________ (“Officer/Director”).

Whereas, it is essential to McGrath RentCorp to retain and attract, as directors, officers and other agents, the most capable persons available; and

Whereas, Officer/Director is a director and/or officer or other agent of McGrath RentCorp; and

Whereas, both McGrath RentCorp and Officer/Director recognize the increased risk of litigation and other claims currently being asserted against directors, officers and other agents of corporations; and

Whereas, in recognition of Officer/Director’s need for substantial protection against personal liability in order to enhance Officer/Director’s continued and effective service to McGrath RentCorp, and in order to induce Officer/Director to provide services to McGrath RentCorp as a director, officer or other agent, McGrath RentCorp desires to provide in this Agreement for the indemnification of, and the advancing of expenses to, Officer/Director to the fullest extent (whether partial or complete) permitted by law (regardless of any amendment to or revocation of any Bylaws of McGrath RentCorp or any change in the ownership of McGrath RentCorp or the composition of its Board of Directors) and, to the extent insurance is maintained, for the coverage of Officer/Director under McGrath RentCorp’s general and/or directors’ and officers’ liability insurance policies; and

Whereas, Officer/Director is relying upon the rights afforded him under this Agreement in continuing in his position with McGrath RentCorp;

NOW, THEREFORE, in consideration of the above premises and of Officer/Director continuing to serve McGrath RentCorp directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.
CERTAIN DEFINITIONS

As used in this Agreement, the capitalized terms listed below shall have the meaning ascribed to them as follows:

1.1
“Board” means the Board of Directors of McGrath RentCorp.
1.2
A “Change in Control” shall be deemed to have occurred if:

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

1.2.1
at any time after the effective date of this Agreement, any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of McGrath RentCorp or a corporation owned directly or indirectly by the stockholders of McGrath RentCorp in substantially the same proportions as their ownership of stock of McGrath RentCorp, becomes the “Beneficial Owner” (as defined in Rule 13d–3 under said Act), directly or indirectly, of securities of McGrath RentCorp representing 30% or more of the total voting power represented by McGrath RentCorp’s then outstanding Voting Securities; or
1.2.2
during any period of two consecutive years after the effective date of this Agreement (or if two years have not elapsed since the effective date of this Agreement, such shorter period), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by McGrath RentCorp’s stockholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
1.2.3
any time after the effective date of this Agreement, the stockholders of McGrath RentCorp approve a merger or consolidation of McGrath RentCorp with any other corporation, other than a merger or consolidation which results in the Voting Securities of McGrath RentCorp outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of McGrath RentCorp or such surviving entity outstanding immediately after such merger or consolidation and such plan of merger or consolidation is not abandoned or otherwise terminated before completion; or
1.2.4
any time after the effective date of this Agreement, the stockholders of McGrath RentCorp approve a plan of complete liquidation of McGrath RentCorp or an agreement for the sale or disposition by McGrath RentCorp (in one transaction or a series of transactions) of all or substantially all of McGrath RentCorp’s assets and such plan or agreement is not abandoned or otherwise terminated before completion.
1.3
“Expenses” shall be broadly construed and shall mean any expense, liability or loss, including but not limited to attorneys’ breach, judgments, fines, ERISA excise taxes, penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred or accrued in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event or enforcing a right to indemnification under this Agreement, Section 317 of the California Corporations Code or otherwise. “Expenses” shall also include the amount of any reasonable retainer required for Officer/Director to retain competent counsel to defend him in any Proceeding relating to any Indemnifiable Event.

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

1.4
An “Indemnifiable Event” is any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact Officer/Director:
1.4.1
is or was a director, an officer, an employee or an agent of McGrath RentCorp; or
1.4.2
is or was serving at the request of McGrath RentCorp as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise; or
1.4.3
is or was a director, officer, employee or agent of a foreign or domestic corporation that is a predecessor corporation of McGrath RentCorp or of another enterprise at the request of such predecessor corporation;

and is related to anything done or not done by Officer/Director in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of McGrath RentCorp, as described in subsections 1.4.1 through 1.4.3 above.

1.5
“Independent Counsel” is an attorney, law firm or member of a law firm, experienced in matters of corporate law, (i) selected by three or more persons seeking indemnification and/or advancement of expenses under indemnification agreements with McGrath RentCorp substantially the same as this Agreement and approved by Officer/Director and McGrath RentCorp (which approval shall not be unreasonably withheld) or (ii) selected by McGrath RentCorp and approved by Officer/Director (which approval shall not be unreasonably withheld), and who has not otherwise performed services for McGrath RentCorp, Officer/Director or any other party to the Proceeding giving rise to a claim for indemnification hereunder (other than in connection with other indemnification matters) within the last five years; provided, however, Independent Counsel shall not include any person or entity who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either McGrath RentCorp or Officer/Director in an action to determine Officer/Director’s rights under this Agreement.
1.6
A “Proceeding” is any threatened, pending or completed action (including an action by or in the right of McGrath RentCorp), suit or proceeding, or any inquiry, hearing or investigation, whether conducted by McGrath RentCorp or any other party, Officer/Director in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.
1.7
The “Reviewing Party” is any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board, none of whom is a party to the particular Proceeding with respect to which Officer/Director is seeking indemnification; provided, however, after a Change in Control (other than a Change in Control approved by a majority of directors of the Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be Independent Counsel.

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

1.8
“Voting Securities” are any securities of McGrath RentCorp that vote generally in the election of directors.

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

2.
AGREEMENT TO INDEMNIFY
2.1
General Agreement.
2.1.1
In the event Officer/Director was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, McGrath RentCorp shall indemnify Officer/Director from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent such amendment or interpretation permits McGrath RentCorp to provide broader indemnification rights than were permitted prior thereto).
2.1.2
The rights to receive indemnification and the advancement of Expenses under this Agreement are not exclusive of any other rights to which Officer/Director may be entitled or subsequently entitled under any law, statute or rule, McGrath RentCorp's Articles of Incorporation or Bylaws, by vote of the shareholders or the Board or otherwise.
2.1.3
To the extent that a change in applicable law, statute or rule (including without limitation by judicial decision) permits greater indemnification by agreement than would be afforded currently under McGrath RentCorp’s Articles of Incorporation or Bylaws, applicable law or this Agreement, it is the intent of the parties that Officer/Director enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in any applicable law, statute or rule (including without limitation by judicial decision) which narrows the right of a California corporation to indemnify a director, officer, employee or agent of the corporation, such changes, to the extent not otherwise required by such applicable law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
2.2
Partial Indemnification. If Officer/Director is entitled under any provision of this Agreement to indemnification by McGrath RentCorp for some or a portion of Expenses, but not, however, for the total amount thereof, McGrath RentCorp shall nevertheless indemnify Officer/Director for the portion thereof to which Officer/Director is entitled.
2.3
Prohibited Indemnification. Subject only to Section 2.4 below, if applicable, no indemnification nor Expense Advance (as defined below) pursuant to this Agreement shall be paid by McGrath RentCorp:
2.3.1
In connection with any Proceeding initiated by Officer/Director against McGrath RentCorp or any director or officer of McGrath RentCorp unless: (a) McGrath RentCorp has joined in, or the Board has consented to, the initiation of such Proceeding; (b) the Proceeding is one to enforce indemnification rights under this Agreement or any other agreement or insurance policy or under McGrath RentCorp’s Articles of Incorporation or Bylaws; or (c) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation;

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

2.3.2
On account of any Proceeding in which judgment is rendered against Officer/Director for an accounting of profits made from the purchase or sale by Officer/Director of securities of McGrath RentCorp pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local laws;
2.3.3
To the extent Officer/Director settles or otherwise disposes of a Proceeding or causes the settlement or disposal of a Proceeding without McGrath RentCorp’s express prior written consent (which shall not be unreasonably withheld), unless Officer/Director receives court approval for such settlement or other disposition where McGrath RentCorp had the opportunity to oppose Officer/Director’s request for such court approval or the settlement is approved by Independent Counsel;
2.3.4
With regard to any judicial award if McGrath RentCorp was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action unless McGrath RentCorp’s participation in such Proceeding was barred by this Agreement or the court in such Proceeding; or
2.3.5
For any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law.

For convenience only, a copy of Sections 204(a)(10), 204(a)(11) and 317 of the California Corporations Code, the principal provisions which limit Officer/Director’s right to indemnification, is included as Appendix A hereto. Officer/Director is cautioned that indemnification may be further limited by any changes to such laws or any other applicable law. McGrath RentCorp is not obligated to notify Officer/Director of any such changes. Further, McGrath RentCorp and Officer/Director are advised that the Securities and Exchange Commission believes indemnification for liabilities arising under federal securities laws is against public policy and is, therefore, unenforceable.

2.4
Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent Officer/Director has been successful on the merits (within the meaning of Section 317(d) of the California Corporations Code) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Officer/Director shall be indemnified against all Expenses incurred in connection therewith.
3.
EXPENSE ADVANCES
3.1
Advance of Expenses to Officer/Director. Expenses incurred by Officer/Director in any Proceeding for which indemnification may be sought under this Agreement shall be advanced by McGrath RentCorp to Officer/Director within twenty (20) business days after receipt by McGrath RentCorp of a statement or statements from Officer/Director requesting such advance and reasonably evidencing the Expenses incurred by Officer/Director (each an “Expense Advance” and collectively, “Expense Advances”). Any dispute as to whether and to what extent Officer/Director shall be entitled to Expense Advances shall be determined by the Reviewing Party upon submission by Officer/Director or McGrath RentCorp, and the provisions of Sections 6.2 through 6.4 below shall apply.

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

3.2
Repayment of Expenses by Officer/Director. If it is ultimately determined that Officer/Director is not entitled to be indemnified by McGrath RentCorp, Officer/Director hereby agrees to repay any Expense Advances advanced by McGrath RentCorp under Section 3.1 above. Officer/Director agrees to execute any further agreements regarding the repayment of Expense Advances as McGrath RentCorp may reasonably request prior to receiving any such advances. Ultimate determination as to whether or not Officer/Director is entitled to be indemnified shall be made in accordance with Section 6 below.
4.
INDEPENDENT COUNSEL; THE REVIEWING PARTY
4.1
Written Opinions. Any opinion required in this Agreement to be given by the Reviewing Party or by Independent Counsel shall be given in writing to McGrath RentCorp and Officer/Director concurrently.
4.2
Expenses of Independent Counsel. McGrath RentCorp agrees to bear the reasonable fees and expenses of Independent Counsel, irrespective of the determination as to Officer/Director’s entitlement to indemnification. McGrath RentCorp further agrees to indemnify such counsel fully against any and all expenses (including attorneys’ fees), claims, liabilities, losses and damages arising out of or relating to this Agreement or the engagement of such Independent Counsel pursuant to this Agreement.
5.
NOTIFICATION AND DEFENSE OF PROCEEDING
5.1
Notice of Claim. Officer/Director shall give written notice to McGrath RentCorp promptly after Officer/Director has actual knowledge of any Proceeding as to which indemnity may be sought under this Agreement. The failure of Officer/Director to give written notice, as provided in this Section 5.1, shall not relieve McGrath RentCorp of its obligations to provide indemnification under this Agreement; provided, however, the amounts for which Officer/Director may be indemnified shall be reduced to the extent McGrath RentCorp may have been prejudiced by such failure.
5.2
Defense. With respect to any Proceeding, McGrath RentCorp will be entitled to participate in the Proceeding at its own expense. Except as otherwise provided below, to the extent McGrath RentCorp so desires, it may, upon delivery of written notice to Officer/Director, assume the defense of any Proceeding with counsel reasonably satisfactory to Officer/Director. However, McGrath RentCorp shall not be entitled to assume the defense of any Proceeding (i) brought by or on behalf of McGrath RentCorp, or (ii) as to which Officer/Director has reasonably determined there may be a conflict of interest between Officer/Director and McGrath RentCorp in the defense of the Proceeding and Officer/Director does in fact assume and conduct the defense.
5.2.1
If McGrath RentCorp assumes the defense, Officer/Director shall furnish such information as he may possess regarding Officer/Director or the Proceeding in question that McGrath RentCorp may reasonably request and as may be required in connection with the defense or settlement of such Proceeding and shall fully cooperate with McGrath RentCorp in every other respect. Except as provided in Section 5.3 below, if McGrath RentCorp assumes the defense of the Proceeding, McGrath RentCorp shall take all necessary steps in good faith to defend, settle or otherwise dispose of the Proceeding.

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

5.2.2
After written notice from McGrath RentCorp to Officer/Director of its election to assume the defense of any Proceeding, McGrath RentCorp will not be liable to Officer/Director under this Agreement or otherwise for any Expenses subsequently incurred by Officer/Director in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided in clauses (i) through (iv) below. Officer/Director shall have the right to employ Officer/Director’s own counsel in such Proceeding, but all Expenses related thereto incurred after written notice from McGrath RentCorp of its assumption of the defense shall be at Officer/Director’s expense, unless: (i) the employment of counsel by Officer/Director has been authorized by McGrath RentCorp; (ii) Officer/Director has reasonably determined there may be a conflict of interest between Officer/Director and McGrath RentCorp in the defense of the Proceeding; (iii) after a Change in Control, the employment of counsel by Officer/Director has been approved by Independent Counsel; or (iv) McGrath RentCorp shall not, in fact, assume and conduct the defense of such Proceeding within a reasonable time after giving written notice of its election to assume the defense of such Proceeding.
5.2.3
Any Expenses incurred by McGrath RentCorp in defense of the Proceeding under this Section 5.2 (except in a situation described in clause (i), (ii) or (iv) of Section 5.2.2) shall be considered Expenses advanced by McGrath RentCorp to Officer/Director under Section 3 above.
5.3
Limitation on McGrath RentCorp’s Disposition of any Proceeding. McGrath RentCorp may consent to a settlement or other disposition of all or any part of any Proceeding which McGrath RentCorp is defending under Section 5.2 above without first obtaining the written consent of Officer/Director, provided (i) McGrath RentCorp shall not settle any Proceeding in any manner that would impose any penalty or limitation on Officer/Director not fully indemnified by McGrath RentCorp without Officer/Director’s written consent and (ii) any settlement or other disposition does not cause Officer/Director to lose any material right to indemnification under this Agreement.
6.
INDEMNIFICATION PROCESS AND APPEAL
6.1
Initial Request and Determination.
6.1.1
To obtain payment(s) of Expenses under this Agreement, Officer/Director shall submit to McGrath RentCorp a written request(s) therefor, including such documentation and information as is reasonably available to Officer/Director and is reasonably necessary to determine whether and to what extent Officer/Director is entitled to such payment(s). A determination as to whether and to what extent a requested payment is proper shall be made by the Reviewing Party as soon as practicable, and (if applicable) payment thereof shall be made by McGrath RentCorp as soon as practicable thereafter, but in each case no later than thirty (30) business days after receipt of the initial written request, except in the case of Expense Advances, the determination and payment of which (if applicable) shall be made no later than twenty (20) business days after written request by Officer/Director is presented to McGrath RentCorp.
6.1.2
McGrath RentCorp may initiate a determination from the Reviewing Party as to whether and to what extent Officer/Director is entitled to indemnification at any time after

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

final resolution of the Proceeding for which indemnity is claimed hereunder, subject to Officer/Director’s rights to require such determination as set forth above.
6.1.3
Officer/Director shall cooperate with the Reviewing Party making the determination with respect to Officer/Director’s entitlement to indemnification, including providing to such person(s) or body any documentation or information which is not privileged or otherwise protected from disclosure, and which is reasonably available to Officer/Director and reasonably necessary for such determination. All reasonable Expenses incurred by Officer/Director in so cooperating with the person(s) or body making such determination shall be borne by McGrath RentCorp, irrespective of the determination as to Officer/Director’s entitlement to indemnification.
6.2
Suit to Enforce Rights. Regardless of any action or inaction by the Reviewing Party, if Officer/Director has not received payment of an Expense Advance after making a request therefor in accordance with Section 3.1 above or full indemnification of Expenses after making a demand therefor in accordance with Section 6.1 above within sixty (60) days of such request or demand, Officer/Director shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court in the State of California having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. Likewise, McGrath RentCorp may seek an initial determination by the court or challenge any determination by the Reviewing Party in the manner set forth above. McGrath RentCorp and Officer/Director each hereby consent to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Officer/Director or McGrath RentCorp through legal action within two years after final resolution of the Proceeding shall be binding on McGrath RentCorp and Officer/Director. The remedy provided for in this Section 6 shall be in addition to any other remedies available to Officer/Director or McGrath RentCorp in law or equity.
6.3
Defense to Indemnification, Burden of Proof, Presumptions and Equitable Relief.
6.3.1
It shall be a defense to any action brought by Officer/Director or McGrath RentCorp concerning enforceability of this Agreement that it is not permissible under applicable law for McGrath RentCorp to indemnify Officer/Director for the amount claimed.
6.3.2
In connection with any action or determination by any Reviewing Party or otherwise as to whether Officer/Director is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on McGrath RentCorp.
6.3.3
Neither the failure of the Reviewing Party or McGrath RentCorp (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action by Officer/Director that indemnification of the claimant is proper under the circumstances because he has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party or McGrath RentCorp (including its Board, Independent Counsel or stockholders) that Officer/Director has not met such

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

applicable standard of conduct or did not have such belief, shall be a defense to the action or create a presumption Officer/Director has not met the applicable standard of conduct.
6.3.4
For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption Officer/Director did not meet any particular standard of conduct or have any particular belief or that a court has determined indemnification is not permitted by applicable law.
6.3.5
McGrath RentCorp agrees that its failure to make indemnification payments or Expense Advances to Officer/Director shall cause irreparable damage to Officer/Director, the exact amount of which is impossible to ascertain, and for this reason agrees that Officer/Director shall be entitled to such injunctive or other equitable relief as shall be necessary to adequately provide for such reasonably anticipated payments, said right to be in addition to all other rights or remedies available to Officer/Director hereunder.
6.4
Indemnification for Expenses Incurred in Enforcing Rights. McGrath RentCorp shall indemnify Officer/Director against any and all Expenses and, if requested by Officer/Director, shall (within twenty (20) business days of such request) advance such Expenses to Officer/Director that are incurred by Officer/Director in connection with any claim asserted against or action brought by Officer/Director against McGrath RentCorp for:
6.4.1
indemnification of Expenses or payment of Expense Advances by McGrath RentCorp under this Agreement or any other agreement or under applicable law or McGrath RentCorp’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; or
6.4.2
recovery under directors’ and officers’ liability insurance policies maintained by McGrath RentCorp;

provided, however, McGrath RentCorp shall be obligated to so indemnify Officer/Director only if Officer/Director’s claim or action results in the payment of all or part of the indemnification of Expenses, payment of Expense Advances or recovery under insurance policies sought by Officer/Director.

7.
INSURANCE; SUBROGATION
7.1
Liability Insurance. To the extent McGrath RentCorp maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Officer/Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, employee or agent of McGrath RentCorp and to the extent Officer/Director occupies any such positions with McGrath RentCorp or any other entity at the request of McGrath RentCorp.
7.2
No Duplication of Payments. McGrath RentCorp shall not be liable under this Agreement to make any payment in connection with any claim made against Officer/Director to

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

the extent Officer/Director has otherwise received payment (under any insurance policy, the Bylaws of McGrath RentCorp or otherwise) of the amounts otherwise indemnifiable hereunder.
7.3
Subrogation. In the event of payment under this Agreement, McGrath RentCorp shall be subrogated to the extent of such payment to all of the rights of recovery of Officer/Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable McGrath RentCorp effectively to bring suit to enforce such rights.
8.
STANDARD PROVISIONS
8.1
Continuing Coverage. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Officer/Director for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Officer/Director may have ceased to serve in such capacity at the time of any Proceeding.
8.2
Entire Agreement; Remedies Cumulative. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties, including in particular, that certain Indemnification Agreement by and between the parties hereto dated June 6, 1988. The rights and remedies provided in this Agreement and by law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy in addition to, or as an alternative of, such right or remedy.
8.3
Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given (i) on the date of service if served personally, (ii) on the date of transmission if sent by facsimile transmission with printed proof of electronic receipt, (iii) on the date of delivery if delivered by a courier service with proof of delivery, or (iv) on the third business day after mailing if mailed by first class mail, certified–return receipt requested, postage prepaid, to the following addresses:

If to McGrath RentCorp, then to: McGrath RentCorp

VP Human Resources

5700 Las Positas Road

Livermore, CA 94550

ADVANCE \d6 Fax: 1–925–453–3333

If to Officer/Director, then to: [Officer/Director]ADVANCE \d6

_________________

Any party hereto may change its address set forth above for notices by giving notice to the other party hereto in accordance with the terms of this Section.

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

8.4
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of McGrath RentCorp), assigns, spouses, heirs and personal and legal representatives. McGrath RentCorp shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, or substantially all, of the business and/or assets of McGrath RentCorp expressly to assume and agree to perform this Agreement in the same manner and to the same extent that McGrath RentCorp would be required to perform if no such succession had taken place. This Agreement may not be assigned without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.
8.5
Modification; Waiver; Supersedure. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought. Except as specifically provided herein, neither the failure to exercise nor any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
8.6
Construction.
8.6.1
The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
8.6.2
A reference herein to any section shall be deemed to include a reference to every section the number of which begins with the number of the section specifically referred to (e.g., a reference to Section 1.2 includes a reference to Sections 1.2, 1.2.1, 1.2.2, 1.2.3 and 1.2.4).
8.6.3
Any reference in this Agreement to the indemnity provisions of the Bylaws of McGrath RentCorp, to the California Corporations Code or to any applicable law shall refer to such provisions as they shall be amended from time to time or to any successor provision(s).
8.6.4
Any ambiguous terms in this Agreement will not be construed against McGrath RentCorp for drafting this Agreement.
8.7
Applicable Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.
8.8
Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.
8.9
Legal Advice. Officer/Director is aware that this Agreement was prepared by counsel for McGrath RentCorp. By signing BELOW, OFFICER/Director acknowledges that he has been advised to seek independent counsel to review this Agreement on his behalf prior to the execution of this Agreement and has had adequate time to do so.
8.10
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[Officer/Director]	McGrath RentCorp by Joseph Hanna, Chief Executive Officer

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MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director/ McGrath RentCorp

Exhibit 10.6

Appendix A

California Corporations Code

§204(a)(10) Provisions eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, as set forth in Section 309, provided, however, that (A) such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310, or (vii) under Section 316, (B) no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

§204(a)(11) A provision authorizing, whether by bylaw, agreement, or otherwise, the indemnification of agents (as defined in Section 317) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, provided, however, that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (10) or as to circumstances in which indemnity is expressly prohibited by Section 317.

§317

(a) For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the

– Appendix 1 –

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director McGrath RentCorp

Exhibit 10.6

corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

– Appendix 2 –

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director McGrath RentCorp

Exhibit 10.6

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

(g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

– Appendix 3 –

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director McGrath RentCorp

Exhibit 10.6

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

(j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

– Appendix 4 –

MCG5 325 02.1 Indemnification Agreement

BMS 072617 Officer/Director McGrath RentCorp